As filed with the Securities and Exchange Commission on March 16, 2000
                                                      Registration No. 333-51877
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             TRIARC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         2086                  38-0471180
(State or other jurisdiction of (Primary Standard Industrial (IRS Employer Iden-
incorporation or organization)   Classification Code Number)  tification Number)

                      ------------------------------------

                                 280 Park Avenue
                            New York, New York 10017
                                 (212) 451-3000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                      ------------------------------------

                              Brian L. Schorr, Esq.
                  Executive Vice President and General Counsel
                             Triarc Companies, Inc.
                                 280 Park Avenue
                            New York, New York 10017
                                 (212) 451-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------

                                   Copies to:
                             Paul D. Ginsberg, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

                      ------------------------------------

         Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                                EXPLANATORY NOTE


         Pursuant to a Registration Statement on Form S-3 (File No. 333-51877) (the "Registration Statement"), Triarc Companies, Inc. (the "Company") registered (i) $360,000,000 principal amount at maturity of Zero Coupon Subordinated Debentures due 2018 ("the Debentures") and (ii) 3,407,400 shares of Class A Common Stock, $0.01 par value per share (the "Common Stock"), of the Company. The Registration Statement was declared effective on June 5, 1998.

         The Company is no longer required to keep the Registration Statement effective pursuant to the terms of the Registration Rights Agreement that required the Company to file the Registration Statement. Accordingly, this Post-Effective Amendment No. 2 to the Registration Statement is being filed for the purpose of deregistering the $40,050,000 principal amount at maturity of Debentures and the 379,073 shares of Common Stock (issuable upon conversion of such Debentures) that were not sold in the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 16, 2000.

                                    TRIARC COMPANIES, INC.


                                    By: /s/ NELSON PELTZ
                                    --------------------
                                    Nelson Peltz
                                    Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated below and on March 16, 2000.


       Signatures             Title
       ----------             -----

    /s/ NELSON PELTZ          Chairman and Chief Executive Officer
------------------------      and Director (Principal Executive
      Nelson Peltz            Officer)

           *                  President and Chief Operating Officer
------------------------      and Director (Principal Operating
      Peter W. May            Officer)

           *                  Executive Vice President and Chief
------------------------      Financial Officer (Principal Financial
    John L. Barnes, Jr.       Officer)

           *                  Vice President and Chief Accounting
------------------------      Officer (Principal Accounting Officer)
    Fred H. Schaefer

           *                  Director
------------------------
     Hugh L. Carey

           *                  Director
------------------------
     Clive Chajet

           *                  Director
------------------------
    Joseph A. Levato

           *                  Director
------------------------
   David E. Schwab II

/s/ JEFFREY S. SILVERMAN      Director
------------------------
  Jeffrey S. Silverman

           *                  Director
------------------------
   Raymond S. Troubh

           *                  Director
------------------------
Gerald Tsai, Jr.


* By: /s/ NELSON PELTZ
      ----------------
      Nelson Peltz
      Attorney-in-Fact